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                      [Baker & Hostetler LLP letterhead]             Exhibit 5








                                November 3, 1997

Boykin Lodging Company
Terminal Tower, Suite 1500
50 Public Square
Cleveland, Ohio  44113-2258

Gentlemen:

                  As counsel for Boykin Lodging Company, an Ohio corporation (the "Company"), we are familiar with the Company's Registration Statement on Form S-3 (the "Registration Statement") being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on or about the date hereof, with respect to the offering from time to time by the Company of an aggregate of up to $300,000,000 of the following: one or more classes or series of (i) whole or fractional preferred shares (collectively, "Preferred Shares"), (ii) Preferred Shares represented by depositary shares ("Depositary Shares"), (iii) common shares, without par value ("Common Shares"), and (iv) warrants to purchase Preferred Shares, Depositary Shares or Common Shares (collectively, "Warrants").

                  In connection with the foregoing, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Amended and Restated Articles of Incorporation and the Code of Regulations of the Company, (ii) the form of Underwriting Agreement for Equity Securities filed as an exhibit to the Registration Statement (the "Underwriting Agreement"),
(iii) the form of Deposit Agreement and Depositary Receipt filed as an exhibit to the Registration Statement, (iv) the forms of Common Share Warrant Agreement and Preferred Share Warrant Agreement filed as exhibits to the Registration Statement, (v) the form of Preferred Share Certificate, (vi) Specimen Certificate for Common Shares, and (vii) such records of the corporate proceedings of the Company and such other documents as we have deemed necessary to render this opinion.

                  Based on the foregoing and subject to the qualifications and limitations set forth below, we are of the opinion that:

                  1. The Company is a corporation duly organized and validly existing under the laws of the state of Ohio.

                  2. When Preferred Shares are issued and sold as described in the Registration Statement, and if in an underwritten offering, in accordance with the


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Boykin Lodging Company
November 3, 1997
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                           terms and conditions of the applicable Underwriting
                           Agreement, substantially in the form filed as an exhibit to the Registration Statement with the blanks therein appropriately filled in, and in a manner contemplated in the Registration Statement, including the Prospectus Supplement relating to those Preferred Shares, those Preferred Shares will be validly issued, fully paid and nonassessable.

                  3. When Depositary Shares are issued and sold as described in the Registration Statement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable Underwriting Agreement, substantially in the form filed as an exhibit to the Registration Statement with the blanks therein appropriately filled in, and in a manner contemplated in the Registration Statement, including the Prospectus Supplement relating to those Depositary Shares, those Depositary Shares will be validly issued, fully paid and nonassessable.

                  4. When Common Shares are issued and sold as described in the Registration Statement, and if in an underwritten offering, in accordance with the terms and conditions of the Underwriting Agreement, substantially in the form filed as an exhibit to the Registration Statement with the blanks therein appropriately filled in, and in a manner contemplated in the Registration Statement, including the Prospectus Supplement relating to those Common Shares, those Common Shares will be validly issued, fully paid and nonassessable.

                  5. When Warrants are issued and sold as described in the Registration Statement, and if in an underwritten offering, in accordance with the terms and conditions of the Underwriting Agreement, substantially in the form filed as an exhibit to the Registration Statement with the blanks therein appropriately filled in, and in a manner contemplated in the Registration Statement, including the Prospectus Supplement relating to those Warrants, those Warrants will be legally issued and will be binding obligations of the Company.

                  We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and the reference to us under the caption "Legal Matters" in the Prospectus that is a part of the Registration Statement.

                                         Very truly yours,

                                         Baker & Hostetler LLP